UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2010

BEESTON ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-103621	88-04360717
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

247 SW 8TH Street, #122

Miami, FL 33130

 (Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (305) 432-5232

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On April 9, 2009 the Company issued two convertible debentures to secure various loans made to the Company. One convertible debenture is for $126,677.00 (U.S.) (the “U.S.$ Debenture”) and the other is for $125,100.00 (CAD) (the “CAD$ Debenture”).   As part of the consideration for entering into the debenture agreements the Company attached share purchase warrants to each of the debentures.  There were 6,333,850 share purchase warrants attached to the U.S.$ Debenture and 5,004,000 share purchase warrants attached to the CAD$ Debenture.  These share purchase warrants grant the holder(s), over the term of the debentures, the right to purchase one share of common stock of the Company for each share purchase warrant at a purchase price of $0.02(U.S.) per share for every $0.02(U.S.) of debt under the U.S.$ Debenture and at a purchase price of $0.025(CAD) per share for every $0.025(CAD) of debt under the CAD$ Debenture.

On September 24, 2009, Beeston entered into agreements amending both the U.S.$ Debenture and the CAD$ Debenture.  In consideration for the release and subordination by the holder(s) thereof of their right to a first floating charge over the mineral claims optioned to two separate companies upon either of the two companies acquiring a fifty percent in and to their respective optioned mineral claims, the Company agreed, inter alia, to amend the provisions of the two convertible debentures by reducing share purchase warrant prices and increasing the number of share purchase warrants provided thereunder.  In the case of the U.S.$ Debenture, the share purchase warrant price is reduced from $0.02(U.S.) to $0.0075(U.S.) and the number of share purchase warrants is increased from 6,333,850 to 16,890,267, and in the case of the CAD$ Debenture, the share purchase warrant price is reduced from $0.025(CAD) to $0.008(CAD) and the number of share purchase warrants is increased from 5,004,000 to 15,637,500.

On June 1, 2010, as incentive to the holders of both the U.S.$ Debenture and the CAD$ Debenture to exercise the share purchase warrants granted thereunder, Beeston entered into an agreement with the holders of the U.S.$ Debenture and the CAD$ Debenture under which the parties thereto agreed to exchange each of the U.S.$ Debenture and the CAD$ Debenture for new debentures which provide for a reduction in the share purchase warrant prices and an increase in the number of share purchase warrants granted thereunder.   In the case of the debenture issued in exchange for the U.S.$ Debenture, the share purchase warrant price is reduced from $0.0075(U.S.) to $0.003(U.S.) and the number of share purchase warrants is increased from 16,890,267 to 42,225,667, and in the case of the debenture issued in exchange for the CAD$ Debenture, the share purchase warrant price is reduce from $0.008(CAD) to $0.003(CAD) and the number of share purchase warrants is increased from 15,637,500 to 41,700,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Michael Upham

Michael Upham, President